Exhibit 31.1

CERTIFICATION PURSUANT TO RULE 13a-14(a) AND 15d-14(a)

UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

I, Jonathan Solomon, certify that:

1. I have reviewed this Annual Report on Form 10-K/A of BiomX Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 2, 2022	By:	/s/ Jonathan Solomon
Jonathan Solomon
Chief Executive Officer
(Principal Executive Officer)